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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             COMPANHIA VALE DO RIO
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             (Exact name of registrant as specified in its charter)



                Brazil                                     None
 ------------------------------------      ------------------------------------
  (Jurisdiction of incorporation or         (IRS Employer Identification No.)
            organization)

     Avenida Graca Aranha, No. 26
 20005-900 Rio de Janeiro, RJ, Brazil                      None
 ------------------------------------      ------------------------------------
   (Address of principal executive                     (Zip Code)
              offices)

     If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
  pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
    Exchange Act and is effective             Exchange Act and is effective
   pursuant to General Instruction           pursuant to General Instruction
  A.(c), please check the following         A.(d), please check the following
              box. [X]                                  box. [ ]


 Securities Act registration statement file number to which this form relates:
                                      None

        Securities to be registered pursuant to Section 12(b) of the Act:



         TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
 ------------------------------------      ------------------------------------
American Depositary Shares ("ADSs"),             New York Stock Exchange
  each representing one Common Share


Common Shares, no par value per share            New York Stock Exchange
         ("Common Shares")(1)


        Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
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     (1) Application is made for listing in connection with the listing of the
ADSs, not trading, pursuant to the requirements of the New York Stock Exchange.

ITEM 1. DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

The description under the headings "Description of Capital Stock" and "Description of American Depositary Shares" relating to the Registrant's common shares, without par value (the "Common Shares") and American Depositary Shares representing one Common Share (the "ADSs"), in the Prospectus included in the Form F-3 (No. 333-82136) (the "F-3") filed with the Securities and Exchange Commission on February 5, 2002, as amended, and the form of American Depositary Receipt evidencing American Depositary Shares filed as an exhibit to the Form F-6 (No. 333-83702) filed under the Securities Act of 1933, as amended with the Securities and Exchange Commission, are incorporated herein by reference.

ITEM 2. EXHIBITS

1.1 Deposit Agreement incorporated by reference to Exhibit 1 of Form F-6 (File No. 333-83702).

1.2 Instrument corresponding to Articles of Incorporation and By-laws of the Registrant as revised on April 25, 2001, incorporated by reference to
    Exhibit 1(a) and 1(b) of the Form 20-F of the Registrant filed on June 26, 2001 (File No. 000-26030 ).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    COMPANHIA VALE DO RIO DOCE



                                    By: /s/Roger Agnelli
                                       -------------------------------
                                       Name: Roger Agnelli
                                       Title: Chief Executive Officer


                                    By: /s/ Gabriel Stoliar
                                       -------------------------------
                                       Name: Gabriel Stoliar
                                       Title: Executive Officer--
                                       Corporate Center and Investors Relations